Exhibit 8.1
List of Subsidiaries
Australia
Sims Aluminium Pty Limited
Sims Energy Pty Limited
Sims E-Recycling Pty Limited
Sims Group Australia Holdings Limited
Sims Group Holdings 1 Pty Ltd
Sims Group Holdings 2 Pty Ltd
Sims Industrial Pty Limited
Sims Manufacturing Pty Limited
Sims Superannuation Management Pty Limited
Sims Tyrecycle Pty Ltd
Sims Tyrecycle Properties Pty Ltd
Simsmetal Executive Staff Superannuation Pty Limited
Simsmetal Holdings Pty Limited
Simsmetal Services Pty Limited
Simsmetal Staff Equity Pty Limited
Universal Inspection and Testing Company Pty Limited
Australian Refined Alloys Pty Limited (50% joint venture interest)
Australia Refined Allow (Sales) Pty Ltd (50% joint venture interest)
LMS generation Pty Limited (50% joint venture interest)
New Zealand
Simsmetal Industries Limited
Sims Pacific Metals Limited (50% joint venture interest)
Sims E- Recycling (NZ) Limited
Hong Kong, China
Sims Asia Holdings Limited
India
Trishyiraya Recycling India Private Ltd
Singapore
Recycling Solutions Pte. Ltd.
Mauritius
Sims Group Mauritius Limited
Papua New Guinea
PNG Recycling Limited
United Kingdom
ER Coley (Steel) Limited
ER Coley (Cast) Limited
Evans & Mondon Limited
Life Cycle Services Limited
Recommit Limited
Sims Cymru Limited
Sims Group UK Holdings Limited
Sims Group UK Intermediate Holdings Limited
Sims Group UK Limited
Sims Group UK Pension Trustees Limited
Sims Recycling Solutions UK Group Limited

List of Subsidiaries (continued)
Sims Recycling Solutions UK Holdings Limited
Sims Recycling Solutions Limited
United Castings Limited
C Herring & Son Limited
The Netherlands
Mirec BV
Sweden
Sims Recycling Solutions AB
Belgium
Sims Recycling Solutions NV
Germany
Sims Group German Holdings GmbH
Sims M+R GmbH
France
Sims Recycling Solutions SARL
United States
Colorado
Metal Management West, Inc.
Delaware
Sims Metal Management USA GP
Sims Group USA Holdings Corporation
Sims Group USA Corporation
SHN Co, LLC
HNE Recycling LLC
HNW Recycling LLC
Simsmetal East LLC
Simsmetal West LLC
Sims Group Global Trade Corporation
Dover Barge Company
Schiabo Larovo Corporation
Sims Municipal Recycling of New York, LLC
Metal Management Inc.
Metal Dynamics Detroit LLC
Metal Dynamics Indianapolis LLC
Metal Dynamics LLC
Metal Management Aerospace, Inc.
Metal Management Alabama, Inc.
Metal Management Connecticut, Inc.
Metal Management Mississippi, Inc.
Metal Management New Haven, Inc.
Metal Management Pittsburgh, Inc.
Metal Management Proler Southwest, Inc.
Metal Management S&A Holdings, Inc.
Metal Management West Coast Holdings, Inc.
MM Metal Dynamics Holdings, inc.
Naparano Iron & Metal, Inc.
New York Recycling Ventures, Inc.
Proler Southwest GP, Inc.
Reserve Iron & Metal Limited Partnership
Metal Management Nashville, LLC (50% joint venture interest)
SA Recycling LLC (50% joint venture interest)
Port Albany Ventures LLC (50% joint venture interest)

Rondout Iron & Metal Company, LLC (50% joint venture interest)
Florida
Global Investment Recovery, Incorporated
Illinois
Sims Recycling Solutions Holdings, Inc.
Sims Recycling Solutions, Inc.
CIM Trucking, Inc.
Metal Management Indiana, Inc.
Metal Management Midwest, Inc.
New Jersey
Metal Management Northeast, Inc.
North Carolina
North Carolina Resource Conservation LLC
Ohio
Metal Management Ohio, Inc.
Tennessee
Metal Management Memphis, L.L.C.
Texas
Proler Southwest LP
Canada
Sims Group Canada Holdings Limited
Sims Recycling Solutions Canada Ltd
Accu-Shred Limited
Richmond Steel Recycling Limited (50% joint venture interest)